Exhibit 99.1

PRESS RELEASE     UNIVISION COMMUNICATIONS INC.

Investor Contact:	Media Contact:
Diana Vesga	Stephanie Pillersdorf
Univision Communications Inc.	Citigate Sard Verbinnen
310-556-7695	212-687-8080

UNIVISION ANNOUNCES 2003 SECOND QUARTER RESULTS

Second Quarter Operating Income Increases 39%

Net Income Increases 88%

EPS Increases from $0.09 to $0.16

All Three Univision Networks Deliver Record Second-Quarter Audience Levels

LOS ANGELES, CA, AUGUST 7, 2003 – Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, today announced financial results for the second quarter ending June 30, 2003.

SECOND QUARTER FINANCIAL RESULTS

Consolidated second quarter 2003 net revenue decreased 1% to $320.2 million from $322.8 million in 2002, which included incremental revenues from the 2002 World Cup soccer tournament.  Net income increased 88% to $41.6 million in 2003 from $22.2 million in 2002 and diluted earnings per share (EPS) increased to $0.16 in 2003 from $0.09 in 2002. Operating income increased 39% to $88.7 million in 2003 from $63.7 million in 2002. Operating income before depreciation and amortization increased 25% to $108.2 million in 2003 from $86.8 million in 2002. Depreciation and amortization were $19.5 million in 2003 and $23.1 million in 2002. See tables on page 6 for a reconciliation of the non-GAAP (Generally Accepted Accounting Principles) term “operating income before depreciation and amortization” to net income, which is the most directly comparable GAAP financial measure.

Television net revenue decreased 4% to $287.9 million in 2003 from $300.8 million in 2002, which included incremental revenues from the 2002 World Cup soccer tournament, and operating income before depreciation and amortization increased 22% to $107.9 million in 2003 from $88.8 million in 2002.

	Three Months Ended June 30,
	Net Revenues		Operating Income Before Depreciation and Amortization
$ in Millions	2003	2002	2003	2002

Television	$287.9	$300.8	$107.9	$88.8
Music	29.1	19.0	2.8	1.2
Internet	3.2	3.0	(2.5)	(3.2)
Consolidated	$320.2	$322.8	$108.2	$86.8

	Consolidated Three Months Ended June 30,

$ in Millions (except per share data)

2003

2002

Change

Net revenues	$320.2	$322.8	(1)%
Net income	41.6	22.2	88%
Diluted EPS	0.16	0.09	78%

A. Jerrold Perenchio, Univision’s Chairman and Chief Executive Officer, said: “Our solid second quarter, with strong operating income growth, again underscores the strength of our businesses and the unique growth attributes which fuel them.”

Ray Rodriguez, President and Chief Operating Officer, Univision Networks, said: “The popularity of our television programming continued in the second quarter with total day and primetime viewership reaching record second-quarter levels among every key demographic.”

THIRD QUARTER GUIDANCE

On a consolidated basis, Univision expects net revenues to increase by mid teen percentage over the 2002 third quarter.  Operating income before depreciation and amortization is expected to increase by mid teen percentage over the 2002 third quarter, with depreciation and amortization of approximately $20 million. Earnings per share is expected to increase from $0.08 in 2002 to between $0.11 and $0.13 in 2003.

TELEVISION BUSINESS

Combined Univision Television Broadcast Networks Highlights

During the second quarter, the Combined Univision Broadcast Networks continued to experience significant audience growth.  Audience level increases compared to the second quarter 2002 follow:

	Demographic	2nd Qtr ‘03 Univision and TeleFutura % Audience Increase vs. 2nd Qtr ‘02
Total Primetime	Adults 18-34	+20	%*
M-Su/7pm-11pm	Adults 18-49	+11	%*
	Women 18-49	+7	%*
	Men 18-49	+17	%*
	Persons 2+	+1	%*

Sign-on to Sign-off	Adults 18-34	+23	%*
M-Su/7am-2am	Adults 18-49	+13	%*
	Women 18-49	+10	%*
	Men 18-49	+17	%*
	Persons 2+	+3	%*

* Record 2nd quarter audience level

Source: Nielsen Media Research, NHTI

Univision Network Highlights

The Univision Network’s sign-on to sign-off and daytime audiences reached all-time high levels during the quarter, drawing more Hispanic Adults 18-34 and Adults 18-49 than any previous second quarter.  In the second quarter, the Univision Network delivered the most popular programs to the U.S. Hispanic audience across all demographics and dayparts in English or Spanish.  During the May Sweeps period, Univision’s total day audience grew 25% among Hispanic Adults 18-34 and 12% among Hispanic Adults 18-49, compared to the same period last year.

Owned and Operated Univision Stations Highlights

Univision’s owned and operated stations were once again successful in surpassing their English and Spanish-language competitors by placing first in overall market position in several key markets and demographics during the May Sweeps period, according to the Nielsen Station Index (NSI). Univision stations in Los Angeles, Miami, Fresno and Bakersfield were the top stations in their markets sign-on to sign-off among Adults 18-34 and Adults 18-49.

TeleFutura Network Highlights

TeleFutura now reaches 77% of U.S. Hispanic TV households.  During the quarter, TeleFutura attracted record audience levels in all major dayparts accross all key demographics. TeleFutura enjoyed Hispanic Adults 18-34 audience increases of 73% in prime time, 71% in daytime and 64% in total day this quarter compared to same period last year.  Among Hispanic Adults 18-49, the TeleFutura Network’s audience increased by 64% in prime time, 60% in daytime and 58% in total day this quarter compared to 2002.

Owned and Operated TeleFutura Stations Highlights

Locally, TeleFutura stations claimed the #2 spot sign-on to sign-off among Hispanic Adults 18-34 and 18-49 in the key markets of Los Angeles, Chicago, Fresno, San Francisco, Dallas and Houston.  According to the Nielsen Hispanic Station Index, TeleFutura stations in the major markets of New York, Miami, Houston, Chicago, San Antonio and Dallas had viewership growth of at least 50% among Hispanic Adults 18-34 sign-on to sign-off during the May Sweeps, compared to the same period last year.  In addition, TeleFutura’s Hispanic Adults 18-49 total day audience levels grew at least 75% in Miami, Houston, San Antonio and Dallas.

Galavisión Network Highlights

Galavisión’s second quarter was its best ever and it maintained its position as the leading Spanish-language cable network among Hispanic Adults 18-34 and Adults 18-49.  During the quarter, Hispanic Adults 18-34 and Adults 18-49 audience levels increased 42% and 21% sign-on to sign-off and 26% and 14% in primetime, respectively, compared to the same quarter last year.

OTHER BUSINESSES

Univision Music Group Highlights

During the second quarter, Univision Music Group sales increased 53% and included the top selling Latin album, Marco Antonio Solis’ “Tu Amor o Tu Desprecio”.  In June, Univision Records released the debut album by up-and-coming artist AKWID, who is quickly gaining popularity among young Hispanics.  Described as a fusion of Regional Mexican music with a heavy Latin hip-hop influence, AKWID’s first album has already sold enough records to achieve “Gold” status for U.S. Latin sales.

Univision Internet Highlights

During the 2003 second quarter, Univision.com’s page impressions grew 48% and ad impressions grew 41%, compared to the same period last year.  Univision.com’s advertiser base includes major national corporations such as Disney, Coca Cola, Federal Express, Kraft, Procter & Gamble, Ford, Mastercard, Universal Pictures, Nextel, L’Oreal and Sears.

SIX MONTH FINANCIAL RESULTS

Consolidated net revenues for the six months ended June 30, 2003 increased 8% to $581.8 million from $537.2 million in 2002, which included incremental revenues from the 2002 World Cup soccer tournament.  Net income available to common stockholders increased 83% to $54.4 million in 2003 from $29.8 million in 2002 and EPS on income available to common stockholders increased to $0.21 in 2003 from $0.12 in 2002.  Operating income increased 30% to $136.2 million in 2003 from $104.4 million in 2002.  Operating income before depreciation and amortization increased 24% to $175.4 million in 2003 from $141.6 million in 2002. Depreciation and amortization were $39.2 million in 2003 and $37.2 million in 2002. See tables on page 6 for a reconciliation of the non-GAAP term “operating income before depreciation and amortization” to net income, which is the most directly comparable GAAP financial measure.

Television net revenue increased 2% to $519.3 million in 2003 from $510.0 million in 2002, which included incremental revenues from the 2002 World Cup soccer tournament, and operating income before depreciation and amortization increased 18% to $175.1 million in 2003 from $148.9 million in 2002, despite the loss of an estimated $3.0 million in revenue and $2.0 million in operating income due to coverage of the war in Iraq.

	Six Months Ended June 30,
	Net Revenues		Operating Income Before Depreciation and Amortization
$ in Millions	2003	2002	2003	2002

Television	$519.3	$510.0	$175.1	$148.9
Music	56.6	21.6	6.4	0.0
Internet	5.9	5.6	(6.1)	(7.3)
Consolidated	$581.8	$537.2	$175.4	$141.6

	Consolidated Six Months Ended June 30,

$ in Millions (except per share data)

2003

2002

Change

Net revenues	$581.8	$537.2	8%
Net income available to common stockholders	54.4	29.8	83%
Diluted EPS on income available to common stockholders	0.21	0.12	75%

CONFERENCE CALL AND WEBCAST

Univision will review its quarter-end financial results in a conference call with the investment community on Thursday, August 7, at 5:00 p.m. EDT.  The call can be accessed by dialing 913-981-5572.   Live audio of the conference call will also be accessible for three months at www.vcall.com.  The call transcript will be available on the Univision corporate website www.univision.net and the replay will be available for five days by dialing 888-203-1112 (within U.S.) or 719-457-0820 (outside U.S.) and entering reservation number: 434347.

# # #

Univision Communications Inc. (NYSE: UVN) is the premier Spanish-language media company in the United States.  Its operations include: Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 97% of U.S. Hispanic households; TeleFutura Network, the 24-hour general-interest Spanish-language broadcast television network reaching 77% of U.S. Hispanic Households; Univision Television Group, which owns and operates 23 Univision Network television stations and 1 non-Univision Network television station; TeleFutura Television Group, which owns and operates 29 TeleFutura Network television stations; Galavisión, the country’s leading Spanish-language cable network; Univision Music Group, which includes the Univision Music label, Fonovisa Records label, and a 50% interest in Mexican based Disa Records label; and Univision Online, the premier Spanish-language internet company in the U.S. located at www.univision.com.  Univision Communications is headquartered in Los Angeles with network operations in Miami and television stations and sales offices in major cities throughout the United States.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including those relating to Univision’s future success and growth.  Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include cancellations or reductions in advertising; regional downturns in economic conditions in those areas where our stations are located; changes in the rules and regulations of the FCC; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; unexpected results from our unconsolidated subsidiaries; and unanticipated interruptions in our broadcasting for any reason, including acts of terrorism.  In addition, the Company has capitalized merger costs that it would have to expense if it does not complete the merger with Hispanic Broadcasting Corporation.  Actual results may differ materially due to these risks and uncertainties as well as those described in Univision’s filings with the Securities and Exchange Commission.  Univision assumes no obligation to update forward-looking information contained in this press release.

The Company uses the key indicator of operating income before depreciation and amortization primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. In addition, this key indicator is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. Operating income before depreciation and amortization is not, and should not be used as, an indicator of or an alternative to operating income, net income or cash flow as reflected in the consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of operating income before depreciation and amortization may vary among companies and industries it should not be used as a measure of performance among companies.

In accordance with SEC directives, the Company is providing a reconciliation of operating income before depreciation and amortization to consolidated net income and to operating income for each segment, which are the most directly comparable GAAP financial measures.

	Three Months Ended June 30, 2003
$ in Millions	Consolidated	Television	Music	Internet
Operating income before depreciation and amortization	$108.2	$107.9	$2.8	$(2.5)
Depreciation and amortization	19.5	15.8	2.4	1.3
Operating income	88.7	$92.1	$0.4	$(3.8)
Interest expense, net	18.6
(Gain) on change in Entravision ownership interest	(1.8)
Equity loss in unconsolidated subsidiaries/other	1.6
Amortization of deferred financing costs	0.9
Provision for income taxes	27.8
Net income	$41.6

	Three Months Ended June 30, 2002
	Consolidated	Television	Music	Internet
Operating income before depreciation and amortization	$86.8	$88.8	$1.2	$(3.2)
Depreciation and amortization	23.1	14.3	7.6	1.2
Operating income	63.7	$74.5	$(6.4)	$(4.4)
Interest expense, net	22.2
(Gain) on change in Entravision ownership interest	(0.2)
Equity loss in unconsolidated subsidiaries/other	0.7
Amortization of deferred financing costs	0.9
Provision for income taxes	17.9
Net income	$22.2

	Six Months Ended June 30, 2003
$ in Millions	Consolidated	Television	Music	Internet
Operating income before depreciation and amortization	$175.4	$175.1	$6.4	$(6.1)
Depreciation and amortization	39.2	31.2	5.4	2.6
Operating income	136.2	$143.9	$1.0	$(8.7)
Interest expense, net	37.2
(Gain) on change in Entravision ownership interest	(1.5)
Equity loss in unconsolidated subsidiaries/other	8.1
Amortization of deferred financing costs	1.9
Provision for income taxes	36.1
Net income	$54.4

	Six Months Ended June 30, 2002
	Consolidated	Television	Music	Internet
Operating income before depreciation and amortization	$141.6	$148.9	$0.0	$(7.3)
Depreciation and amortization	37.2	27.1	7.6	2.5
Operating income	104.4	$121.8	$(7.6)	$(9.8)
Interest expense, net	43.7
(Gain) on change in Entravision ownership interest	(2.0)
Equity loss in unconsolidated subsidiaries/other	7.4
Amortization of deferred financing costs	1.9
Provision for income taxes	23.6
Net income	$29.8

UNIVISION COMMUNICATIONS INC.

The Company’s three and six months operating results were:

Three Months Ended June 30,

Six Months Ended June 30,

$ in Millions (except per share data)

2003

2002

Change

2003

2002

Change

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Net revenues	$320.2	$322.8	(1)%	$581.8	$537.2	8%
Net income available to common stockholders	41.6	22.2	88%	54.4	29.8	83%

Basic EPS
Net income per share available to common stockholders	0.18	0.10	80%	0.24	0.14	71%
Weighted average common shares outstanding	228.3	227.0		228.2	220.5

Diluted EPS
Net income per share available to common stockholders	0.16	0.09	78%	0.21	0.12	75%
Weighted average common shares outstanding	257.9	257.9		257.7	255.1

Univision Communications Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
$ in Millions	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues

Television and Internet services	$291.1	$303.8	$525.2	$515.6

Music products and publishing	29.1	19.0	56.6	21.6

Total net revenues	320.2	322.8	581.8	537.2
Direct operating expenses of television and Internet services	107.6	149.1	210.2	239.9
Direct operating expenses of music products and publishing	17.1	8.8	32.5	10.4
Total direct operating expenses (excluding depreciation expense)	124.7	157.9	242.7	250.3
Selling, general and administrative expenses (excluding depreciation expense)	87.3	78.1	163.7	145.3

Depreciation and amortization	19.5	23.1	39.2	37.2

Operating income	88.7	63.7	136.2	104.4

Interest expense, net	18.6	22.2	37.2	43.7

(Gain) on change in Entravision ownership interest	(1.8)	(0.2)	(1.5)	(2.0)

Equity loss in unconsolidated subsidiaries / other	1.6	0.7	8.1	7.4

Amortization of deferred financing costs	0.9	0.9	1.9	1.9

Income before taxes	69.4	40.1	90.5	53.4

Provision for income taxes	27.8	17.9	36.1	23.6

Net income available to common stockholders	$41.6	$22.2	$54.4	$29.8

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

$ in Millions (except share and per share data)	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash	$66.6	$35.7
Accounts receivable, net	243.2	238.6
Program rights	36.5	36.4
Prepaid expenses and other	81.7	74.3
Total current assets	428.0	385.0

Property and equipment, net	468.1	477.8
Intangible assets, net	1,494.9	1,425.2
Goodwill, net	514.1	506.4
Deferred financing costs, net	15.4	17.3
Program rights	37.7	36.7
Investments in unconsolidated subsidiaries	513.6	517.2
Other assets	41.1	36.8
Total assets	$3,512.9	$3,402.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$171.6	$160.4
Income taxes	10.5	2.1
Accrued interest	20.1	20.6
Accrued license fees	13.0	11.8
Deferred advertising revenues	4.3	4.3
Program rights obligations	18.1	18.6
Current portion of long-term debt and capital lease obligations	5.6	5.4
Total current liabilities	243.2	223.2

Long-term debt including accrued interest	1,366.0	1,353.3
Capital lease obligations	76.1	78.9
Deferred advertising revenues	7.5	9.7
Program rights obligations	28.8	32.9
Deferred tax liabilities	145.5	115.5
Other long-term liabilities	27.9	30.8
Total liabilities	1,895.0	1,844.3

Stockholders’ equity:
Preferred stock, $.01 par value (10,000,000 shares authorized; 0 issued and outstanding)	—	—
Common stock, $.01 par value (1,040,000,000 shares authorized; 229,389,225 and 229,129,275 shares issued including shares in treasury at June 30, 2003 and December 31, 2002, respectively)	2.3	2.3
Paid-in-capital	1,225.2	1,219.9
Retained earnings	412.4	358.0
Currency translation adjustment	0.2	0.1
	1,640.1	1,580.3
Less common stock held in treasury (1,017,180 shares at cost at June 30, 2003 and December 31, 2002)	(22.2)	(22.2)
Total stockholders’ equity	1,617.9	1,558.1
Total liabilities and stockholders’ equity	$3,512.9	$3,402.4

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30,

(Unaudited)

$ in Millions	2003	2002

Net income	$54.4	$29.8
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	33.5	29.1
Loss on sale of fixed assets	—	0.2
Equity loss in unconsolidated subsidiaries	6.6	5.1
Amortization of intangible assets and deferred financing costs	7.6	10.1
Deferred income taxes	17.1	12.0
Non-cash items	(2.0)	(2.0)
Changes in assets and liabilities:
Accounts receivable	(3.0)	(84.0)
License fees payable	73.6	61.1
Payment of license fees	(72.4)	(60.6)
Program rights	6.5	(21.1)
Prepaid expenses and other assets	(25.8)	(5.8)
Accounts payable and accrued liabilities	8.8	20.0
Income taxes	22.8	(26.2)
Income tax benefit from options exercised	1.5	23.5
Accrued interest	(0.5)	7.0
Program rights obligations	(8.0)	21.3
Other, net	(1.8)	(2.2)
Net cash provided by operating activities	118.9	17.3

Cash flow from investing activities:
Station acquisitions	(73.8)	(668.2)
Capital expenditures	(24.1)	(50.8)
Investment in unconsolidated subsidiaries	(3.7)	2.1
Net cash used in investing activities	(101.6)	(716.9)

Cash flow from financing activities:
Proceeds from issuance of long-term debt	191.0	447.0
Repayment of long-term debt	(181.1)	(117.4)
Exercise of options	3.8	29.7
Increase in deferred financing costs	(0.1)	(0.1)
Net cash provided by financing activities	13.6	359.2

Net increase (decrease) in cash	30.9	(340.4)
Cash beginning of period	35.7	380.8

Cash end of period	$66.6	$40.4

Supplemental disclosure of cash flow information:
Interest paid	$35.5	$32.9
Income taxes (refunded) paid	$(4.8)	$15.0